FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch Canada Inc.
             (Exact name of registrant as specified in its charter)

              Canada                                    Not Applicable
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       BCE Place, Suite 400
          181 Bay Street                                   M5J2V8
         Toronto, Ontario                                (Zip Code)
(Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered:               each class is to be registered:

               CP HOLDRS                         New York Stock Exchange
(HOLding Company Depositary ReceiptS for shares of common stock of Canadan Pacific
Limited)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration file number to which this form relates:

         333-63924

         Securities to be registered pursuant to Section 12(g) of the Act:

         None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the 300,000,000 HOLding Company Depositary ReceiptS for shares of common stock of Canadian Pacific Limited (the "CP HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of CP HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus was filed with the Securities and Exchange Commission as part of Amendment No. 5 to the Registration Statement on Form F-1 (File No. 333-63924) (the "Registration Statement") on September 4, 2001, and such Prospectus is incorporated by reference in this registration statement on Form 8-A.

Item 2.  Exhibits.

         1. The Deposit Agreement is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

         2. Form of CP HOLDRS Receipt is set forth as Schedule 3.8 to the Deposit Agreement set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH CANADA INC., as Initial
                                    Depositor

Date: September 6, 2001

                                       By:   /s/  Gerald C. Throop
                                           -------------------------------------
                                       Name:  Gerald C. Throop
                                       Title: Director